Exhibit 10.4

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT made and entered the 30th day of APRIL 2007, by and between Pinecrest L.L.C. and Practice Management Partners, Inc. which was amended in a second lease amendment on July 13, 2004 and was amended in a first lease amendment on September 6, 2002 Practice Management Partners to the Lease made and entered into this 7th day of September, 1999, by and between PINECREST L.L.C., a Virginia limited liability company (the “Landlord”), and Ascendia Healthcare Management, Inc. and assigned to Practice Made Perfect Inc. which was merged into Practice Management Partners Inc., a Maryland Corporation (the “Tenant”) on July 31, 2001. Practice Management Partners federal tax I.D. number is 541914433. Ascendia Health Care Management federal tax id no. 56-1928380 and Practice Made Perfect, Inc. federal tax id no. 54-19114433 all have rights and responsibilities under this lease amendment.

WITNESSETH:

          That, in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

1. Tenant hereby leases suite 200 which is approximately 5,486.21 gross square feet at 12310 Pinecrest Road Tenant has confirmed and agrees that suite 200 is 5,486.21 gross square feet.

The basic rental rate is the following.
	ANNUAL	MONTHLY

August 1, 2007- July 31, 2008	$115,762.50	$9,646.75
August 1, 2008- July 31, 2009	$121,550.62	$10,129.22
August 1, 2009- July 31, 2010	$127,628.15	$10,635.68

2. Tenant hereby leases suite 204B, which is approximately 1,500 gross square feet at 12310 Pinecrest Road. Tenant has walked suite 204 B and confirmed and agrees that suite 204 is 1500 gross square feet. Landlord reserves the right to move tenant to suite 206 at Landlords expense in the event that adjoining tenant vacates. Suite 206 is 1500 square feet.

The basic rental rate is the following:

		ANNUAL	MONTHLY

	June 1, 2007- May 31, 2008	$31,650.95	$2,637.58
	June 1, 2008- May 31, 2009	$33,233.50	$2,769.46
	June 1, 2009- May 31, 2010	$34,895.18	$2,907.93
*	June 1, 2010- July 31, 2010	$34,895.18	$2,907.93
	(Year 4 for 2 months only)

* Rental credit first month of $2,637.58

3. This is a full service lease. There is no pass through expenses off the base year operating expenses. The rental escalation of this lease is 5%.

4. Landlord will install carpeting in Suite 204B similar to the existing carpeting in Suite 200. Landlord will remove one low wall and one high wall and install one low wall of 42 inches in height. Landlord will install wood baseboard stained in common area of suite and vinyl cove base in offices. Landlord will paint suite as necessary building standard glamour grey color.

5. For suite 200, the relocation clause is deleted.

6. For suite 204B, Landlord may relocate tenant with ninety days written notice to suite 206. Landlord will use the same paint (glamour grey color) and carpeting and baseboard for suite 206. Landlord will install a kitchenette. Landlord will move tenant at Landlord’s sole cost and expense to include relocation of phone and computer systems.

          Unless otherwise expressly provided, all terms, conditions, and covenants by Tenant contained in this lease shall remain in full force and effect in accordance with the terms of the Lease.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this first amendment to the Lease to be executed under seal the day and year first above written.

LANDLORD:
PINECREST L.L.C.

Witness	By: Steven Sadeghian PhD
Title: Property Manager

TENANT:
PRACTICE MANAGAMENT PARTNERS, INC.

Witness	By: Mr. John Robison
Title: Vice President, Compliance and Administration

Second Amendment To Lease Agreement

This Second Amendment made and entered the 13th day of July 2004, to the lease made and entered into the 7th of September 1999, by and between PINECREST L.L.C., a Virginia limited liability company (the “Landlord”), and Ascendia Healthcare Management, Inc. and assigned to Practice Made Perfect Inc. which merged into Practice Management Partners Inc., a Maryland Corporation (the “Tenant”) on July 31, 2001 and was first amended on September 6, 2002. Practice Management Partners federal tax I.D. number is 541914433.

WITNESSETH:

That, in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agrees as follows:

1.	Tenant hereby leases suite 200, which is 5,486.21 rentable square feet at 12310 Pinecrest Road.
The basic rental rate is the following:

	ANNUAL	MONTHLY

August 1, 2004 – July 31, 2005	$100,000.00	$8,333.33
August 1, 2005 – July 31, 2006	$105,000.00	$8,750.00
August 1, 2006 – July 31, 2007	$110,250.00	$9,187.50

2.	Furniture currently in Suite 200 as of June 18, 2004 may be used by the tenant at no charge during the term of the lease. Furniture remains the property of the Landlord.

3.	Landlord gives tenant right of access to space upon execution of this Second Amendment.

4.	Landlord will paint walls in hallways and offices, repair holes in the walls (including the kitchen area), spot clean the carpets at its sole cost and expense.

5.	There are no pass through expenses off the base year operating expenses. The rental escalation of this lease is 5%. Cleaning of the suite is the sole cost of tenant.

6.

Tenant will leave the partitions in suites 305 and 307. All desks in the offices (except the executive desk addressed in #7), all furniture in the conference room and all furniture in the staff area including the files cabinets may be moved by the tenant and used by the tenant at no charge in Suite 200 during the term of the lease. The furniture remains property of the landlord. Landlord will conduct a walk through of space after tenant leaves and if there is no tenant damage will credit tenant security deposit to new suite.

7.	Tenant will return executive desk to property manager that was lent to them six months ago.

8.	Tenant has measured space and agrees that space is 5,486.21 rentable square feet.

Unless otherwise expressly provided, all terms, conditions, and covenants by Tenant and Landlord contained in original lease and First Amendment thereto shall remain in full force and effect in accordance with the terms of the lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this second amendment to the lease to be executed under seal the day and year first above written.

LANDLORD:
PINECREST L.L.C.

Witness	By: Steven Sadeghian Ph.D.
Title: Manager

TENANT:
PRACTICE MANAGEMENT PARTNERS

Witness	By: Mr. John Robison
Title: Vice President, Compliance and Administration

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT made and entered the 6th day of SEPTEMBER 2002, TO THE LEASE made and entered into this 7th day of September, 1999, by and between PINECREST L.L.C., a Virginia limited liability company (the “Landlord”), and Ascendia Healthcare Management, Inc. and assigned to Practice Made Perfect Inc. which was merged into Practice Management Partners Inc., a Maryland Corporation (the “Tenant”) on July 31, 2001. Practice Management Partners federal tax I.D. number is 541914433.

WITNESSETH:

          That, in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

1. Tenant hereby leases suite 305 which is 3,544.00 gross square feet at 12310 Pinecrest Road

The basic rental rate is the following:

	ANNUAL	MONTHLY

September 15, 2002- August 14, 2003	$68,222.00	$5,685.16
September 15, 2003- August 14, 2004	$71,633.10	$5,969.43
September 15, 2004- August 14, 2005	$75,214.75	$6,267.90

2. Systems furniture in core area and offices will be leased to tenant for their use during the lease term.

3. Security deposit will be difference between one months rent and the security deposit on hand once tenant vacates suite 204, Security deposit for suite 204 was $4,895.63. Thus, an additional $789.53 will be the additional deposit amount once tenant vacates suite 204.

4. Landlord gives tenant right of access to space upon lease execution and cashiers or certified check for deposit and first months rent.

5. Landlord will install one demising wall and relocate conference room doors at its sole cost and expense.

6. This is a full services lease. There are no pass through expenses off the base year operating expenses. The rental esclation of this lease is 5%.

          Unless otherwise expressly provided, all terms, conditions, and covenants by Tenant contained in this lease shall remain in full force and effect in accordance with the terms of the Lease.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this first amendment to the Lease to be executed under seal the day and year first above written.

LANDLORD:
PINECREST L.L.C.

Witness	By: Steven Sadeghian PhD
Title: Manager V.P. RODNEY A. HINKLE PINECREST L.L.C. FOR STEVEN SADEGHIAN

TENANT:
PRACTICE MADE PERFECT INC.
PRACTICE MANAGEMENT PARTNERS INC.

Witness
By: Mr. Perry Snyder
Title: CEO

LEASE AGREEMENT

          THIS LEASE is made and entered into this 7 day of Sept. 1999, by and between PINECREST L.C., a Virginia limited liability company (the “Landlord”), and Ascendia Healthcare Management. Inc. a Maryland Corporation (the “Tenant”).

WITNESSETH:

          That, in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

          1.        SUMMARY OF TERMS.

          The following is a summary of the terms of this Lease. The terms used herein shall have the meanings as set forth in greater detail in the Sections of the Lease that follow:

          1.1.     Leased Premises: Suite 204 located on the 2nd floor of the Commercial Office Building (the “Office Building”) located at 12310 Pinecrest Road, Reston. Virginia, 20191 Tax Map Number 0261 01 0006, Legal Description: Woodward Property PCL A, Fairfax County. Total Leased premise gross rentable square feet area is 2.937.38

          1.2.     Basic Rent: shall mean in:

	Monthly	Annually
September 15, 1999-September 14, 2000	$4,895.63	$58,747.60
September 15, 2000-September 14, 2001	$5,042.50	$60,510.03
September 15, 2001 -September 14, 2002	$5,193.78	$62,325.33

          1.3.     Security Deposit: shall mean Four Thousand Eight Hundred Ninety-Five and 63/100 Dollars ($4,895.63).

          1.4.     Term: shall mean 3 years and 0 months. subject to Section 3.1. of this Lease.

          1.5.     Termination Date: shall mean September 14, 2002, subject to Section 3.1. of this Lease.

          1.6.     Notice Addresses:

(i)	to Landlord:	PINECREST L.C.
6130 Oxon Hill Rd.
Suite 301
Oxon Hill, MD 20745

(ii)	to Tenant:	Ascendia Healthcare Management, Inc.
11447 Cronhill Drive
Owings Mills, MD 21117
Attn: Chief Financial Officer

          2.        LEASED PREMISES.

          2.1.     Demise. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Leased Premises, together with the right to use, in common with others, the Common Areas (as hereinafter defined).

          2.2.     Quiet Enjoyment. Landlord warrants that it and no other party has the right to lease the Leased Premises and so long as Tenant is not in default hereunder, Tenant shall have peaceful and quiet use and possession of the Leased Premises without interference from Landlord or anyone claiming through Landlord, subject to any Mortgages and all matters of record or other agreements to which this Lease is or may hereafter be subordinated.

          3.        TERM AND COMMENCEMENT OF TERM.

          3.1.     Term. The Term of this Lease shall commence on September 15, 1999 (the “Lease Commencement Date”) or date of tender whichever is later. The Term of this Lease shall end at midnight on the Termination Date, unless earlier terminated pursuant of any other provision of this Lease or pursuant to law.

          4.        ACCEPTANCE OF THE LEASED PREMISES.

          4.1.     Acceptance of Leased Premises. Tenant’s occupancy of the Leased Premises shall be deemed to constitute acceptance of same and acknowledgment by Tenant that Landlord has fully complied with its obligations hereunder to construct and deliver to Tenant the Leased Premises, excepting any structural defects to the building.

          4.2.     Signage. Tenant will be provided signage (its company name) on the lobby directory and its suite number on the exterior of its suite. Tenant, at its’ sole cost and expense, will be permitted to place its company name (Practice Made Perfect Ascendia Healthcare Management, Inc.) on wall to the right of the door if such name fits on building standard suite name plaque.

          4.3.     Alterations by Landlord. Landlord will paint where necessary and replace cove molding and finish window offices to windows. Landlord will remove wall after move-in for additional $1500, if tenant elects to use Landlord’s services.

          5.        RENT.

          5.1.     Basic Rent. Tenant shall pay to Landlord during the Term of this Lease the Basic Rent as shown on page 1, Summary of Terms. The monthly installments of Basic Rent shall be due without notice, demand, abatement, deduction or set-off, on the first day of each and every calendar month during the Term of this Lease; provided, however, that if the Term of this Lease shall commence on a day other than the first day of a month, the first payment shall include any prorated Basic Rent for the period from the Lease Commencement Date to the first day of the first full calendar month of the Term of this Lease. Failure to pay rent by the fifth day of the month three times in a twelve month period gives the Landlord the right to terminate this Lease with 10 days notice. The term “Rental Year,” as it appears in this Lease, is defined as each twelve (12) calendar month period occurring during the Term of this Lease, with the first Rental Year commencing as of the Lease Commencement Date and ending on the last day of the twelfth full calendar month thereafter.

          5.2     Operating Cost Escalation.

          Definitions. For purposes of this Lease, the following definitions shall apply:

          (a) “Base Operating Costs” shall be the actual operating costs for calendar year 1999, assuming operating costs and taxes shall be grossed up to reflect 100% occupancy for the entire year.

          (b) The “Operating Cost Allocation Factor” for the Premises shall be 5.06%.

          (c) “Operating Year: shall mean each respective calendar year or part of it during the Term of this Lease or any renewal of it or, at the option of Landlord, each respective fiscal year of Landlord or part of it, during the Term of this Lease or any renewal of it.

          (d) “Property” shall mean the Office Building, the Common Facilities, and all fixtures and other improvements in or on the land described in the Title Deed, together with such additional facilities in subsequent years as may be determined by Landlord to be reasonably necessary or desirable for the management, maintenance, or operation of the Office Building.

          (e) “Operating Costs” shall mean all expenses and costs (but not specific costs which are allocated or separately billed and payable by specific tenants) of every kind and nature (using generally accepted accounting principles consistently applied) which Landlord shall pay or become obligated to pay because of or in connection with owning, operating, managing, painting, repairing, insuring, and cleaning the Property, including, but not limited to, the following:

                    (i) cost of all supplies and materials used, and labor charges incurred, in the operation, maintenance, decoration, repairing, and cleaning of the Property, including janitorial service for all floor area leased to tenants;

                    (ii) cost of all equipment purchased or rented which is utilized in the performance of Landlord’s obligations under this Lease and the cost of maintenance and operation of any such equipment;

                    (iii) cost of all management, maintenance and service agreements for the Property and the equipment in it, including, without limitation, alarm service, security service, window cleaning, and elevator maintenance;

                    (iv) reasonable accounting costs, including the cost of audits by certified public accounts, legal and engineering fees, and expenses incurred in connection with the operation and management of the Property;

                    (v) wages, salaries, and related expenses of all on-site and off-site agents or employees engaged in the direct operation, maintenance, security, and management of the Property;

                    (vi) cost of all insurance coverage for the Property from time to time maintained by Landlord, including but not limited to the costs of premiums for insurance with respect to personal injury, death, property damage, business interruption, rental income, and workmen’s compensation insurance covering personnel;

                    (vii) cost of repairs, replacements and general maintenance to the Property, structural or non-structural, including without limitation the mechanical, electrical and heating, ventilating and air-conditioning equipment and systems (excluding repairs and general maintenance paid by proceeds of insurance or by tenants or other third parties, and alterations attributable solely to tenants);

                    (viii) all Common Facilities maintenance, repair or redecoration (including repainting), and exterior and interior landscaping, sidewalks, and streetscaping;

                    (ix) cost of removal of trash, rubbish, garbage, and other refuse from the Property as well as removal of ice and snow from the sidewalks on or adjacent to the Property;

                    (x) all charges for electricity (except as otherwise specifically paid for by individual tenants) and gas, water, sewerage service, heating, ventilation and air-conditioning, and other utilities furnished to the Property;

                    (xi) amortization of capital improvements made to the Office Building, which improvements result in more efficient operation of the Office Building or are made to the Office Building by Landlord after the Lease Commencement Date pursuant to any governmental law, regulation or action; provided that the cost of each such capital improvements, together with any financing charges incurred in connection therewith, shall be amortized over its useful life and only that portion attributable to each Operating Year shall be included for such Operating Year;

                    (xii) real estate taxes, assessments (special or otherwise), levies, ad valorem charges, benefit charges, water and sewer rents, rates and charges, privilege permits and any other governmental liens, impositions or charges of a similar or dissimilar nature, and any such items shall be extra ordinary or ordinary, general or special, foreseen or unforeseen, levied, assessed, or imposed on or with respect to all or any part of the Property or upon the rent due and payable under this Lease, by Fairfax County, State of Virginia, or any other taxing authority;

provided, however, that if at any time during the Term or any extension thereof the method of taxation prevailing at the commencement of the Term shall be altered or eliminated so as to cause the whole or any part of the foregoing items which would otherwise be included in Operating Expenses to be replaced by a levy, assessment or imposition, which is (i) a tax assessment, levy, imposition or charge based on the rents received from the Property whether or not wholly or partially a capital levy or otherwise, or (ii) a tax, assessment, levy, imposition, or charge measured by or based in whole or in part upon all or any portion of the Property and imposed on Landlord, or (iii) a license fee measured by the rent payable by Tenant to Landlord, or (iv) any other tax, levy, imposition charge or license fee, however described or imposed, then only such levy, assessment or imposition shall be included in Operation Expense; provided, however, in no event shall Tenant be required to pay any inheritance, state, succession, income, profits, or franchisee taxes unless they are in lieu of or in substitution for any of the foregoing items which are imposed upon the Property and which would otherwise be included in Operating Expenses;

                    (xiii) any management fee paid in connection with the operation and management of the Property, which fee shall not exceed the prevailing rate for first class office buildings in Fairfax County, exclusive of costs associated with leasing activities.

                    (xiv) unless otherwise specifically limited herein, every other cost and expense which would be considered as an expense of maintaining, operating, leasing, insuring, managing, or repairing the Property.

          Operating Costs shall not include (i) payments of principal and interest on any mortgages, deeds of trust or other financing instruments relating to the financing of the Property, (ii) leasing commissions or brokerage fees, (iii) costs associated with preparing, improving or altering space for any leasing or releasing of any space within the Office Building, and (iv) costs related to the provision of additional services provided by Landlord to other tenants. Additionally, no expense or cost which is allocated to Operating Costs shall be counted more than once in computing Operating Costs.

          Operating Expense Exclusions: (i) Debt service, including financing costs, interest, and amortization of mortgages; (ii) Depreciation or amortization of the building; (iii) Capital improvements to the building other than capital improvements intended to reduce the operating costs of the building; (iv) Leasing commissions; (v) Leasing concessions and legal expenses associated with any lease negotiations or lease enforcement actions for other tenants in the building; (vi) Any improvements, or the depreciation or amortization or any improvements, for other tenants in the building; (vii) Ground rent payments, if any; (viii) Expenditures to the extent reimbursed by insurance proceeds or other tenants; (ix) Expenses incurred as a result of Landlord’s gross negligence or willful misconduct; (x) Salaries for officers or partners of Landlord; (xi) Any reasonable cost or expense charged by an officer or partner of Landlord; (xii) Advertising and promotional expenses for new tenants in connection with a sale or potential sale of the building; (xiii) Attorneys fees, fines, or penalties imposed on Landlord; (xiv) Any expenses related to any retail areas in buildings; (xv) Costs of electricity and other utilities for individual tenant spaces, to the extent such costs are paid for by tenants; (xvi) The costs of repairs, alterations or replacements required as the result of the exercise of any right of eminent domain to the extent Landlord receives net condemnation proceeds as a result of such exercise; (xvii) The cost of any special service rendered to any tenant (including any retail tenant) which is not rendered generally to other tenants of the building; (xviii) Court costs and/or legal fees incurred to enforce the obligations of other tenants; (xix) Auditing fees, other than those in connection with the maintenance and operation of the land and buildings or in connection with the preparation of Landlord’s statements for Operating Expenses; (xx) Landlord’s income or franchise taxes; (xxi) Any appraisal fees that Landlord undertakes to have Building valued; (xxii) Any legal permits and licensing fees; (xxiii) Costs allocable to properties other than the Building in which landlord or nay partner thereof has a direct or indirect interest; (xxiv) Rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature; (xxv) Recordation and transfer taxes; (xxvi) The costs of any additions to the building that result in a larger building; (xxvii) Cost of commissioned artwork; and (xxviii) Costs or payments associated with Landlord obtaining air rights or developmental rights.

          5.3 Payment of Operating cost Escalation. For each Operating Year, Tenant shall pay to Landlord, in the manner provided, “Tenant’s Share of Increased Operating Costs” which shall be computed by multiplying the Operating costs for the Operating Year by the Operating Cost Allocation Factor and subtracting the Base Operating Costs from the result obtained, provided, however, that for the Operating Years during which the Term begins and ends. Tenant’s Share of Increased Operating Costs shall be prorated based upon the actual number of days Tenant occupied, or could have occupied, the Premises during each such Operating Year.

          Tenant’s Share of Increased Operating Costs shall be paid, in advance, without notice, demand, abatement, deduction or set-off, on the first day of each calendar month during the Term, the monthly amounts to be determined on the basis of estimates prepared by Landlord on an annual basis and delivered to Tenant prior to the commencement of each Operating Year. If, however, Landlord shall furnish any such estimates for an Operating Year after its commencement, the (i) until the first day of the month following the month in which such estimate is furnished to Tenant. Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 5.3 with respect to the 1st month of the preceding Operating Year; (ii) promptly after such estimate is furnished to Tenant. Landlord shall give notice to Tenant whether the installments of Tenant’s Share of Increased Operating Costs paid by Tenant for the current Operating Year have resulted in a deficiency or overpayment compared to payments which would have been paid under such estimate, and Tenant, within ten (10) days after receipt of such estimate, shall pay any deficiency to Landlord any overpayment shall be credited against future payments required by Tenant under such estimate; and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of the Operating Year. Tenant shall pay to Landlord the monthly payment shown on such estimate Landlord may at any time or from time to time furnish to Tenant a revised estimate of Tenant’s Share of Increased Operating Costs for such Operating Year, and in such case. Tenant’s monthly payments shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

          After the end of each Operating Year, Landlord shall determine actual Operating Costs for such Operating Year and shall provide to Tenant an “Operating Costs Statement” setting forth the actual Tenant’s Share of Increased Operating Costs for such Operating Year. The Operating costs Statement shall be in comparative line item form comparing the current Operating Year to the prior Operating Year and shall be certified by an officer of Landlord’s agent. Within thirty (30) days after delivery of the Operating Costs Statement, Tenant shall pay Landlord any deficiency between the amount shown as Tenant’s Share of Increased Operating Costs in the Operating Costs Statement and the total of the estimated payments made by Tenant during the Operating Year. In the event of overpayment, such amount shall be credited against the future payments of Basic ante. If the Lease has been terminated the Landlord shall, at its option, refund such amounts to Tenant or credit Tenant with such amounts against amounts owed by Tenant to Landlord.

          Each Operating Costs statement provided by Landlord shall be conclusive and binding upon Tenant unless Tenant notifies Landlord, in writing, that it disputes the correctness of it, specifying those respects in which it claims the Operating Costs Statement to be incorrect. Tenant, for a period of thirty (30) days after delivery of the Operating Costs Statement in each Operating Year shall have the right to dispute the Operating Costs Statement and Tenant’s Share of Increased Operating Costs and, upon at least ten (10) days written notice to Landlord, shall have reasonable access during normal business hours to the books and records of Landlord relating to Operating Expenses for the purpose of verifying the Operating Costs Statement and Tenant’s Share of Increased Operating Costs. Tenant to bear the cost of any such inspection. Unless resolved by the parties, such dispute shall be determined by arbitration in Richmond. Virginia, in accordance with the then prevailing rules of the American Arbitration Association. Unless the arbitration proceedings result in a determination that Tenant’s Share of Increased Operating Costs have been overstated by more that six percent (6%) in Landlord’s favor. Tenant shall bear all costs in connection with such arbitration. Pending determination of the dispute. Tenant shall pay any amounts due for Tenant in accordance with the Operating Costs Statement, but such payment shall be without prejudice to Tenant’s claims.

          5.4     Security Deposit. Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord the Security Deposit, the receipt of which is acknowledged by Landlord. Landlord shall have the right, but not the obligation, at any time to apply the Security Deposit to cure any breach by Tenant under this Lease, and in the event. Tenant shall immediately pay Landlord any amount necessary to restore the Security Deposit to its original amount. To the extent permitted by law, Landlord shall be entitled to the full use of the Security Deposit and shall not be required to either keep the Security Deposit in a separate account or pay interest on it. Tenant hereby agrees that the Security Deposit shall not be used towards the payment of the last month’s rent. Landlord will return the Tenant’s Security Deposit, less any adjustments, within thirty (30) days after the Landlord and Tenant perform a joint walk-through of the Premises and determine what, if any, damage has occurred to the Premises.

          5.5.     Late Charge. If Tenant fails to make any payment of Basic Rent, or other sums required to be paid on or after five (5) days after the date payment is due, Tenant shall pay to Landlord; as Additional Rent, a late charge to cover extra administrative costs and loss of use of funds equal to (i) Eight percent (8%) of the amount due for the first month or portion thereof that such amount is past-due plus (ii) twenty-one percent (21%) per annum of such amount thereafter until such amount is paid; provided, however, that should such late charge violate applicable law, then the late charge shall be reduced to the highest rate permitted by the laws of the Commonwealth of Virginia. Landlord’s acceptance of any rent after it has become due and payable shall not excuse any delays with respect to future rental payments or constitute a waiver of any Landlord’s rights under this Lease. Landlord is not responsible to give notice that any rental payments are due or late.

          All monetary sums payable by Tenant to Landlord under this Lease shall be collectable as rent whether or not characterized as rent.

          6.        USE, CARE AND REPAIR OF PREMISES BY TENANT.

          6.1     Permitted Uses. Tenant shall use and occupy the Leased Premises solely for use in the transaction of Tenant’s business which is administrative and office space. Tenant shall not do, or permit anything to be done in or on the Leased Premises, or bring or keep anything therein which is unlawful or which will, in any way, obstruct, injure, annoy, or interfere with the rights of Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Office Building. Tenant shall promptly comply with all federal, state and local laws, statutes, ordinances, and regulations which are applicable to Tenant or Landlord. Tenant shall cause any permitted subleases of the Leased Premises or assignments of the this Lease to contain the preceding restrictions.

          6.2.     Care of Premises. Tenant shall, at its sole cost and expense, keep the Leased Premises and the improvements and appurtenances in it in good order and condition consistent with the operation of a first-class office building and at the expiration of the Term of this Lease, or at the sooner termination of this Lease, surrender it broom clean and in as good order and condition as at the beginning of the Term of this Lease, ordinary wear and tear and unrestored casualty excepted. Tenant, at its sole cost and expense, shall promptly replace scratched, damaged, or broken doors and glass in and about the interior of the Leased Premises and shall be responsible for the repair and maintenance of all improvements installed and placed within the Leased Premises if caused by Tenant’s negligence. Tenant is responsible for the repairs and maintenance of the sink system installed in premise to include the sink, waste piping from sink.

the ejection pump and all parts, and piping related to this improvement if caused by a stopped up sink or Tenant’s negligence. Tenant shall pay for all damage to the Leased Premises and any fixtures and appurtenances related to it, as well as for all damage sustained by other tenants or occupants of the Office Building, due to any waste, misuse, or neglect of the Leased Premises by Tenant, its employees, agents, representatives, or and any fixtures and appurtenances related to it or due to any breach of this Lease by Tenant, its employees, agents, representative or. Tenant will provide its own cleaning service for its leased premise. Tenant will provide and maintain its own light bulbs and fluorescent lights for leased premise.

          6.3.     Environmental Compliance. Tenant shall not cause any hazardous waste, toxic substances or other related materials that may present an imminent or substantial endangerment to health or the environment or are subject to or create liability under applicable federal, state or local laws, ordinances or regulations (including, without limitation, the Resource Conservation and Recovery Act of 1976 [RCRA] and the Comprehensive Environmental Response Compensation and Liability Act of 1980 [CERCLA or Superfund] and any amendments or supplements to them) to be used, generated, stored, or disposed of on, under or about, or transported to or from the Leased Premises; and Tenant shall indemnify, defend, and hold Landlord harmless from and against any claims, damages, costs, and liabilities arising out of Tenant’s breach of this Section 6.3.

          7.        RULES AND REGULATIONS.

          Tenant shall observe and abide by Landlord’s Rules and Regulations. Tenant, its employees, agents, and visitors, shall observe and abide by the Rules and Regulations and by such other and further reasonable rules and regulations as Landlord may prescribe which, in Landlord’s judgment, are necessary for the reputation, safety, care, and cleanliness of the Office Building or Leased Premises, or the operations and maintenance of them and the equipment in them or for the comfort of Tenant and the other tenants of the Office Building. Landlord, however, shall have the right to change such Rules and Regulations and waive in writing any or all of the Rules and Regulations in the case of any one or more tenants. Landlord shall not change any rule or regulation or promulgate any new regulation, which shall be singularly prejudicial to Tenant. Landlord should not discriminate in applying the Rules and Regulations. All such Rules and Regulations are of the essence without which this Lease would not have been entered into by the Landlord, and any breach of any provision of these Rules and Regulations by the Tenant shall constitute a default under the this Lease. Any changes to the rules and regulations must be provided to Tenant thirty (30) days prior to implementation.

          8.        COMMON AREAS.

          8.1.     Definition of Common Areas. As used herein, “Common Areas” shall mean those areas of the Office Building as designated by Landlord from time to time, intended for the general common use and benefit of all tenants of the Office Building and their agents.

representative, licensees, employees, and visitors, including, without limitation, all stairs, corridors, elevators, lobbies, lavatories and other public areas of the Office Building.

          8.2.     Use of Common Areas. Tenant shall have the non-exclusive right to use the Common Areas in common with Landlord and other tenants in the Office Building, subject to such reasonable rules and regulations governing the use of the Common Areas as Landlord may from time to time prescribe and subject to such easements as Landlord may from time to time grant to others. Tenant shall not obstruct in any way any portion of the Common Areas or in any way interfere with the rights of other persons entitled to use the Common Areas and shall not, without the prior written consent of Landlord, use the Common Areas in any manner, directly or indirectly, for the location or display of any merchandise or property belonging to Tenant or for the location of signs relating to Tenant’s operations in the Leased Premises. The Common Areas shall at all times be subject to the exclusive control and management of Landlord.

          8.3.     Alterations to Common Areas. Landlord shall have the right to change or alter the location, layout, nature, or arrangement of the Common Areas or any portion of them, including but not limited to the arrangement and location of entrances, passageways, doors, corridors, stairs, lavatories, elevators, and other public areas of the Office Building; provided, however, that no such change or alteration shall deprive Tenant of access to its Leased Premises or reduce the size of the Leased Premises, unless such reduction is required by Federal, state, or local laws, or regulations, in which event, a reduction in the Leased Premises shall be permitted with a commensurate reduction in Basic Rent. Landlord shall have the right to close temporarily all or any portion of the Common Areas to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication to the public, provided that Tenant shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rents, nor relieve Tenant from any of its obligations to Landlord. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of nay utility or reduce any service for the Leased Premises or the Office Building, Landlord and Tenant shall comply with such requirements, whether or not the utilities and services referred to in this Section 8.3 are reduced or otherwise affected, without any liability on the part of Landlord to Tenant or any other person or any reduction or adjustment in rents payable under this Lease. Landlord and its agents shall be permitted reasonable access to the Leased Premises for the purpose of installing and servicing systems within the Leased Premises deemed necessary by Landlord to provide the services and utilities referred to in this Section 8.3 to Tenant and other tenants in the Office Building. Tenant will receive written and verbal notice by management of any alterations to the Common Area prior to commencement of such alterations.

          9.        SERVICES AND UTILITIES.

          9.1.     Landlord’s Services. Landlord, as long as Tenant is not in default under any of the terms of this Lease, shall furnish or cause to be furnished:

                    A.     Electricity: Electricity for normal business usage. Tenant’s use of electric energy in the Leased Premises shall not at any time exceed the capacity of any of the electrical conductor and equipment in or otherwise serving the Leased Premises. To insure that such capacity is not exceeded and to avert possible adverse effect upon the Office Building’s electric services. Tenant shall not, without Landlord’s prior written consent in each instance (which consent shall not be unreasonably withheld), connect reproducing equipment, electronic data processing equipment, heating equipment, special lighting in excess of Building Standard or any other items of electrical equipment which (singly) consumes more than 5 kilowatts per hour at rated capacity or requires a voltage of more than 120 volts single phase, to the Office Building electric distribution system or make any alteration or addition to the electric system of the Leased Premises existing on the Commencement Date of this Lease. Should Landlord grant such consent, all additional risers or other equipment required shall be provided by Landlord and the cost, including twenty percent (20%) of direct cost for Landlord’s overhead expense, shall be paid by Tenant upon Landlord’s demand. If Tenant requires additional electrical outlets, or replacing of existing outlets, it would be at Tenant’s sole cost and expense. All printers, copiers, etc. and non-essential computer systems must be turned off in the night time hours for the conservation of energy.

                    B.      Heat and air-conditioning: will be provided as follows:

Monday -Friday:	7:00 a.m. - 6:00 p.m.
Saturday:	8:00 a.m. - 1:00 p.m.
Sunday:	None

                    If Tenant requires any utilities after the normal building hours, it must provide Landlord two (2) days advance notice of its needs and Landlord will charge Tenant $35 per hour for the utilities for a minimum of three hours.

                    C.     Water: Potable water for drinking, lavatory and toilet purposes, drawn through fixtures installed by Landlord, or by Tenant with Landlord’s written consent, and water for lavatory purposes from regular Office Building supply at reasonable temperatures. Tenant shall not waste or permit the waste of water. Tenant shall not install any equipment which uses water without the prior express written consent of the Landlord. Tenant shall at Tenant’s expense replace all light bulbs, and maintain all lighting fixtures in the Leased Premises.

          9.2.     Additional and After-Hour Services. Landlord shall not be obligated to furnish heating and air-conditioning, other than those stated in Section 9.1 above. Landlord and tenant recognize that Tenant’s operating hours may be different from the building’s operating hours. No discontinuance of any service shall result in any liability of Landlord to Tenant or be considered an eviction or a disturbance of Tenant’s use or possession of the Leased Premises.

          10.        ELECTRIC CURRENT.

          Landlord shall be under no obligation to furnish electrical energy other than the Basic Current, and Tenant shall not install or use on the Leased Premises any electrical equipment, appliance or machine (including, for example word processing or data processing equipment) requiring more electrical energy than the basic current, unless the installation and use of such additional electrical equipment, appliance, or machine has been approved by Landlord pursuant to terms and conditions set forth in a separate agreement, which approval may be conditioned upon the payment by Tenant, as Additional Rent, of the cost of the additional electrical energy and modifications to the Office Building electrical system required for the operation of such electrical equipment, appliance, or machine. Landlord, at its cost, shall have the right from time to time to audit Tenant’s utility consumption.

          11.        LOSS, DAMAGE, AND INJURY.

          All property of Tenant, its agents or visitors, or of any other person, located in or on the Leased Premises or the Office Building, shall be and remain at the sole risk of Tenant or such agent, invitee, or person. Tenant expressly agrees that Landlord and its agents, servants, and employees shall not be liable or responsible for any damage or injury to the person or property of Tenant, or its agents, servants, employees, licensees, visitors, or contractors, directly or indirectly caused by (i) dampness or water in any part of the Leased Premises or the Office Building; (ii) bursting, leaking or overflowing of water, sewer, steam, or sprinkler pipes and heating or plumbing fixtures; (iii) air conditioning or heating failures; (iv) interference with light, air, or other incorporeal hereditaments; (v) operations in the construction of any public or quasi-public work; (vi) theft or other crime, whether violent or non-violent in nature; (vii) fire, accident, natural disorder, or other casualty; (viii) minor defect or change of condition in the Leased Premises or the Office Building and (ix) any other source, circumstance, or cause whatsoever, except where such damage or injury is caused by or directly attributable to the sole negligence or willful misconduct of Landlord or its agents, servants, and employees, and then only to the extent that Tenant, its agents, servants, employees, licensees, or contractors are not compensated by insurance. No representation, guaranty, assurance, or warranty is made or given by Landlord that the communications or security systems, devices or procedures used, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of any of Tenant’s property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems, devices, or procedures without liability to Tenant and with prior notice to Tenant.

          12.        REPAIRS BY LANDLORD.

          Landlord shall keep the Office Building and all machinery, equipment, fixtures, and systems of every kind attached to, or used in connection with the operation of, the Office Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power.

plumbing, cleaning, refrigeration, ventilating, air conditioning, and elevator systems and equipment (excluding, however, lines, improvements, systems, and machinery for water, gas, steam, and electricity owned and maintained by any public utility company or governmental agency or body) in good order and repair. Landlord, at its cost and expense, shall make all repairs and replacements necessary to comply with its obligations et forth in the immediately preceding sentence, except for (i) repairs required to be made by Tenant pursuant to Section 6 of this lease, and (ii) repairs caused by the negligence or willful misconduct of Tenant, its agents, employees, and guests, which repairs shall be made by Landlord at the cost of Tenant, and for which Tenant shall pay promptly upon receipt of an invoice setting froth the cost of such repairs. There shall be no abatement in rents due and payable and no liability on the part of Landlord by reason of any inconvenience, annoyance, or injury arising from Landlord’s making reasonable repairs, additions, or improvements to the Office Building in accordance with its obligations under this Lease.

          13.        ALTERATIONS BY TENANT.

          13.1.     Alterations. Tenant shall not make or permit to be made any alteration, modification, substitution or other change of any nature to the mechanical, electrical, plumbing, HVAC, and sprinkler systems within or serving the Leased Premises. Tenant shall not make or permit any other improvements, alterations, fixed decorations, substitutions, or modifications, structural or otherwise, to the Leased Premises or the Office Building (“Alterations”) without the prior written consent of Landlord, which consent may not be unreasonably withheld, any such consent to also include the conditions under which the Alterations may be made. Alterations shall include, but not be limited to, the installation or modification of carpeting, walls, partitions, counters, doors, shelves, lighting fixtures, hardware, locks, ceiling, window, and wall covering. All such Alterations shall be made at Tenant’s sole expense, by contractors or subcontractors approved by Landlord, and only after (i) Landlord (or Tenant) has obtained, on behalf of Tenant, any necessary permits from governmental authorities and (ii) Tenant has submitted complete plans and specifications to Landlord with respect to the Alterations and Landlord has approved them. Landlord shall, at Tenant’s expense, supervise the making of any Alterations by Tenant. If any mechanic’s lien is filed against the Leased Premises of the Office Building for work or materials furnished to Tenant, the lien shall be discharged by Tenant within ten (10) days thereafter, solely at Tenant’s expense, by either paying off or bonding the lien. Should Tenant fail to discharge any lien with ten (10) days of its filing, Landlord shall have the right, but not the obligation, to discharge the lien at Tenant’s expense. Tenant shall indemnify and hold Landlord harmless from all expenses (including attorneys’ fees), liens, claims, or damage to persons, property, or the Office Building which may arise from the making of any Alterations. Any Alterations made without the prior consent of Landlord may be corrected or removed by Landlord, and Tenant shall, on demand, pay the cost of the removal as Additional Rent. The work relating to any Alterations shall not interfere with, or cause annoyance to, any other tenants of the Office Building or disrupt any access to, or use of the Common Areas.

          13.2.   Title. Any Alterations or any equipment, machinery, furniture, furnishings, and other property or improvements installed or located in the Leased Premises by or on behalf of Landlord or Tenant (i) shall, except for “Tenant’s Personal Property” (as defined below) immediately become the property of Landlord and (ii) shall remain upon and be surrendered to Landlord with the Leased Premises as a part of them at the end of the Term of this Lease; provided, however, that if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the end of the Term of this Lease, Tenant’s Personal Property. Notwithstanding the foregoing, Landlord may, upon notice to Tenant, elect that any Alterations be removed at the end of the Term of this Lease, and Tenant shall cause such Alterations to be removed at Tenant’s expense and shall restore the Lease Premises to their condition prior to the making of such Alterations, reasonable wear and tear and unrestored casualty excepted. Upon Tenant’s failure to do so. Landlord may remove such Alterations and restore the Leased Premises and Tenant shall promptly reimburse Landlord for the cost of such work.

          13.3.   Tenant’s Personal Property. “Tenant’s Personal Property” shall mean all equipment, machinery, furniture, furnishings, and other property now or later installed or placed in or on the Leased Premises by and at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord and which (i) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Leased Premises or the Office Building; (ii) is removable without damage to the Leased Premises or the Office Building, and (iii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant’s expense or otherwise. Tenant shall promptly pay all personal property taxes imposed on Tenant’s Personal Property. Notwithstanding any provision to the contrary contained in this Lease, if the assessed value of the Office Building is increased by inclusion of Tenant’s Personal Property and Alterations. Tenant shall pay Landlord, upon demand, that portion of the real estate taxes payable by Landlord and attributable to such increase. Tenant shall remove all Tenant’s Personal Property from the Leased Premises at the termination of this Lease. Any property belonging to Tenant or any other person which is left in the Leased Premises after the date the Lease is terminated, for any reason, shall be deemed to have been abandoned. In such event, Landlord shall have the right to claim from Tenant all expenses and damages caused by Tenant’s failure to remove such property, and Tenant shall not have any right to compensation or claim against Landlord as a result.

          14.      INSURANCE.

14.1

Tenant’s Insurance. Tenant, at its expense, shall obtain and maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Leased Premises or any part thereof insurance policies providing at least the following coverage:

                     A.     Public liability insurance, including insurance against assumed or contractual liability under this lease, with respect to the Leased Premises, to afford protection with limits of not less that five hundred thousand dollars ($500,000) per occurrence and one million dollars ($1,000,000) annual aggregate, combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible;

                      B.     All-risk property and casualty insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s Personal Property in the Leased Premises and all of the Alterations, and all other things installed in the Leased Premises by or on behalf of Tenant, and covering loss of income resulting from casualty; and

                      C.     If, and to the extent, required by law, worker’s compensation or similar insurance offering statutory coverage and containing statutory limits.

                      Such policies will be maintained in form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant will deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to Move-in, which policies shall name Landlord or its designee as an additional named insured, as a loss-payee and shall also contain a provision staring that such policy or policies shall not be canceled or materially altered except after thirty (30) days written notice to Landlord. All such policies of insurance shall be effective as of the date Tenant occupies the Leased Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Leased Premises. In addition to the foregoing insurance coverage. Tenant shall require any contractor maintain, at no expense to Landlord, during such times as the contractor is working in the Leased Premises, a non-deductible (i) comprehensive general liability insurance policy, including, but not limited to, contractor liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than five hundred thousand dollars ($500,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, and (ii) worker’s compensation insurance or similar insurance in form and amounts as required by law. In the event of damage to or destruction of the Leased Premises and the termination of this Lease by Landlord pursuant to Section 15 herein, Tenant agrees that it will pay Landlord all of its insurance proceeds relating to Tenant’s Improvements made in the Leased Premises by or on behalf of Tenant.

          14.2.    Tenant’s Failure to Insure. If Tenant shall fail to obtain insurance as required under this Section 14, Landlord may, but shall not be obligated to. obtain such insurance, and in such event. Tenant agrees to pay, as Additional Rent, the premium for such insurance upon demand by Landlord.

          14.3.    Compliance with Policies. Tenant will not do or suffer to be done, or keep, or suffer to be kept, anything in, upon or about the Leased Premises which will contravene Landlord’s policies insuring against loss or damage by fire, other casualty, or any other cause, including without limitation, public liability, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If any act or failure to act by Tenant in and about this Office Building and the Leased Premises shall cause the rates with respected insurance policies required to be maintained by Landlord under this Section 14 or under the provisions of leases with respect to any other tenants in the Office Building, to be increased beyond those rates that would normally applicable for such coverage, Tenant will pay, as Additional Rent, the amount of any such increases upon demand by Landlord.

          14.4.    Waiver of Subrogation. Tenant will cause each insurance policy carried by it insuring against liability or insuring the Leased Premises (including the contents located in them) against loss by fire or any of the casualties covered by the all-risk insurance required under this Lease to be written in such a manner as to provide mat in insurer waives all right of recovery by way of subrogation or otherwise against Landlord in connection with any loss or damage covered by such policies. Neither Landlord nor Tenant shall be liable and both waive and release the other from any loss or damage covered by any of the insurance policies required to be carried by both parties. If, by reason of the preceding waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party and if either party shall be unable to obtain any such insurance without the payment of an additional premium, then it shall so notify the other party and, unless such party for the costs of the additional premium within thirty (30) days after notice setting forth such requirement and the amount of the additional premium, such waiver shall be of effect between such party and such claiming party.

          15.       DAMAGE AND DESTRUCTION.

          15.1.    Landlord’s Obligation to Repair and Reconstruct. If the Leased Premises shall be damaged by fire, the elements, accident, or other casualty (any of such causes being referred to as a “Casualty”), but the leased Premises shall not be rendered wholly or partially untenantable. Landlord shall promptly cause such damage to be repaired and there shall be no abatement of Basic Rent. If, as the result of Casualty, the leased Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of Section 15.2. Landlord shall cause such damage to be repaired and Basic Rent shall be abated proportionately as to the portion of the Leased Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord, subject to Tenant’s responsibilities set forth in this Lease. Landlord shall not be liable for interruption to Tenant’s business or for damage to or replacement or repair of Tenant’s Personal Property, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

          15.2.    Landlord’s Option to Terminate Lease. If (i) the Leased Premises are rendered wholly untenantable, or (ii) the Office Building is damaged to the extent of fifty percent (50%) or more of its gross leasable area, or (iii) for reasons beyond Landlord’s control, or by virtue of the terms of any financing of the Office Building, sufficient insurance proceeds are not available for any reconstruction or restoration of the Office Building or Leased Premises, then, in any of such event. Landlord may elect to terminate this Lease by giving the Tenant notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and the Basic Rent and Additional Rent (other than any Additional Rent due Landlord by reason of Tenant’s failure to perform any of its obligations under this Lease) shall be adjusted as of the date of such termination.

          15.3     Demolition of the Building. If the Building shall be so substantially damaged that it is reasonably necessary, in Landlord’s judgment, and after consultation with Landlord’s insurance carrier and adjuster to demolish the Office Building for the purpose of reconstruction, Landlord may demolish it, in which event the Basic and Additional Rent shall be abated to the same extent as if the Leased Premises were rendered untenantable by a casualty.

          15.4     Insurance Proceeds. If Landlord does not elect to terminate this lease pursuant to this Section 15, Landlord shall, subject to the terms of any Mortgages, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Office Building in accordance with Section 15.1 of this Lease. All insurance proceeds payable with respect to the Leased Premises and the Office Building shall belong and shall be payable to Landlord.

          16.       CONDEMNATION.

          16.1.    Termination. If either the entire Leased Premises or the Office Building shall be acquired or condemned by any governmental authority under its power of eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the rents shall be abated on that date. If less than the whole but more than fifty percent (50%) of the Leased Premises or more than fifty percent (50%) of the total area of the Office Building (even if the Leased Premises are unaffected) or such portion of the Common Areas as shall render the Leased Premises or the Office Building untenantable should be so acquired or condemned, Landlord and Tenant shall each have the option to terminate this Lease by notice given to the other within ninety (90) days after such taking. In the event that such a notice of termination is given, this lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the rents shall be abated on that date.

                     If (i) neither Landlord nor Tenant shall exercise their respective options to terminate this lease, as set forth above, or (ii) some lesser portion of the leased Premises or the Office Building, which does not give rise to a right to terminate pursuant to this Section 16.1, is taken by the condemning authority, this lease shall continue in effect, but from and after the date of the vesting of title in the condemning authority, the Basic Rent payable during the unexpired portion of the Term of this Lease shall be reduced in proportion to the reduction in the Leased Premises, and any Additional Rent (other than Additional Rent due Landlord by reason of Tenant’s failure to perform its obligations) shall be adjusted to reflect the diminution of the Leased Premises or the Office Building, as the case may be.

          16.2     Right to Award. Tenant shall have no claim against Landlord arising out of the taking or condemnation, or arising out of the cancellation of this Lease, or for any portion or the amount that may be awarded as damages as a result of any taking or condemnation, or for the value of any unexpired portion of the Term of this Lease, or for any property lost through condemnation, and Tenant assigns to Landlord all its right, title, and interest in and to any such award; provided, however, that, in the event of a total taking. Tenant may assert any claim it may have against the condemning authority for compensation for Tenant’s Personal Property lost thereby and for any relocation expenses compensable by statute and receive such awards as may be allowed in the Condemnation proceedings provided that such awards shall be made in addition to, and stated separately from, the award made to Landlord for the Office Building, the underlying land, and the Leased Premises. Landlord shall have no obligation to contest any taking or condemnation.

          17.     BANKRUPTCY OF TENANT.

          Not withstanding any of the other provisions of this Lease, if Tenant shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and thereafter Tenant or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions of the Bankruptcy Code, shall determine to assign this Lease, Tenant agrees that (i) Tenant or its trustee will provide to Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment and (ii) “adequate assurance of future performance” under this lease, as that term is generally defined under the Federal Bankruptcy Code, will be provided to Landlord by Tenant and its assignee as a condition of the assignment.

          18.     DEFAULT PROVISIONS AND REMEDIES.

          18.1.   Events of Default. Each of the following shall be deemed a default by Tenant under this Lease:

                    A.    Failure of Tenant to pay Basic Rent, any Additional Rent, or any other sum required to be paid under the terms of this Lease, including late charges, within 10 days after the written notice of default;

                    B.    Failure by Tenant to perform any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed, for a period of thirty (30) days after notice from the Landlord, unless such performance shall reasonably require a longer period, in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and the pursues and completes such action diligently and expeditiously and in any event within not more than thirty (30) days;

                    C.    The filing of a tax lien against any property of Tenant which is not bonded or discharged within thirty (30) days of the date such lien is filed;

                    D.    The commencement of any action or proceeding for the dissolution or liquidation of Tenant or for the appointment of a receiver or trustee or the property of Tenant, whether instituted by or against Tenant, if not bonded or discharged within sixty (60) days of the date of the commencement of such proceeding or action, and for purposes of this subsection 18.1.e. the word “Tenant” shall also include any guarantor of Tenant’s obligations under this Lease;

                    E.    The making by Tenant of any assignment for the benefit of creditors; and

                    F.    The sale of Tenant’s interest in the Leased Premises under attachment, execution, or similar legal process.

          18.2.   Remedies. If a default occurs under the terms of this Lease, Landlord may, at any time thereafter, provided Tenant has received prior written notice and being given notice to give right to cure the default (5 days monetary, 15 days non-monetary), terminate this Lease and Tenant’s right to possession of the leased Premises and, with or without legal process, take possession of the Leased Premises and remove Tenant, any occupant, and any property, without being guilty of or liable for trespass and without relinquishing any right of Landlord against Tenant.

          If this Lease is terminated in accordance with the immediately preceding paragraph. Tenant shall be obligated to, and shall, pay to Landlord as damages, upon demand, all expenses (including attorneys’ fees) or any proceedings instituted by Landlord to recover possession of the Leased Premises, and the expenses of releasing the Leased Premises including, but not limited to, any leasing commissions and alterations paid in connection with them plus at the election of Landlord either:

                    A.   Liquidated damages determined as of the date of termination of the Lease, in an amount equal to the excess, if any, of the sum of the aggregate Basic Rent and the aggregate Additional Rent which would have been paid over the remaining Term of this Lease had this Lease not been terminated, discounted to present worth, over the then-current rental value of the Leased Premises, for such remaining Term as determined by an independent real estate appraiser selected by Landlord, discounted to present worth, and in determining such liquidated damages, the Additional Rent for each Rental Year of such remaining Term shall be assumed to equal the Additional Rent payable for the operating year immediately preceding the operating year in which the default occurs, annualized in the event that such preceding operating year is less than twelve

(12) months, and in determining present worth, a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank in Washington, D.C. shall be used; Landlord shall have an affirmative obligation to relet the premises to mitigate the total damages and such rent received shall offset Tenant’s liability; or

                       B.    Damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination and continuing until the date originally fixed for the expiration of the Term of this Lease) in amounts equal to the sum of (i) an amount equal to the Installment of Basic Rent which would have been payable by Tenant for such calendar month had this Lease not been terminated and (ii) an amount equal to one twelfth (1/12) of the total Additional Rent payable for the operating year immediately preceding the operating year in which the default occurred, annualized to the extent that such preceding operating year is less than twelve (12) months, less the rents, if any collected by Landlord with respect to such calendar month pursuant to either releasing the Leased Premises or portion of them or from any existing subleases permitted under the terms of this Lease, it being agreed that (a) Landlord shall be entitle to immediately bring a separate suit, action or proceeding to collect any amount due from Tenant under this Section 18.2 for any calendar month and any such suit, action, or proceeding shall not prejudice in any way the right of Landlord to collect such amount due on account of any subsequent calendar month by similarly proceeding and (b) in no event shall Landlord be required to exercise any efforts whatsoever to release the Leased Premises.

          18.3     No waiver. No act or omission by Landlord shall be deemed to be an acceptance of a surrender of the leased Premises or a termination of Tenant’s liabilities under this Lease, unless Landlord shall execute a written release to Tenant. Tenant’s liability shall not be terminated by the execution by Landlord of any new lease for all or any portion of the leased Premises or the acceptance of rent from any assignee or subtenant.

          18.4     Remedies Not Exclusive. All rights and remedies of Landlord set forth in this lease shall be cumulative, and none shall exclude any other right or remedy, now or later allowed by or available under any statute, ordinance, rule or court, or the common law, either at law or in equity, or both. For the purposes of any suit, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature under it. The failure of Landlord to insist, in any one or more instance, upon a strict performance of any of the covenants, terms and conditions of this Lease or to exercise any right or option contained in this Lease shall not be construed as a waiver or a relinquishment for the future, of such covenant, term, condition, right, or option, but they shall continue and remain in full effect unless the contrary is expressed by Landlord in writing. The receipt by Landlord or rents, with knowledge of the breach of any covenant or the receipt by Landlord of less than the full rent due, shall not be deemed a waiver of such breach or of the Landlord’s right to receive the full rents, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

          18.5.     Persistent Failure to Pay Rent. In addition to any other remedies available to Landlord pursuant to this Lease or by law, Landlord may, at any time throughout the Term of this Lease, terminate this Lease upon Tenant’s default on three (3) separate occasions during any consecutive twelve (12) month period of the Term of this Lease, regardless of whether or not such subsequent defaults have been cured. Termination, pursuant to this Section 18.5, shall effective upon Landlord’s delivery to Tenant of a notice of termination.

          19.       LANDLORD’S RIGHT TO CURE.

          If Tenant shall default in the performance of any term of this Lease on Tenant’s part to be performed. Landlord, without waiving such default, may, but shall not be obligated to, cure such default for the account and at the expense of Tenant, without notice in case of emergency and upon ten (10) days’ prior notice in all other cases. Landlord may enter the Leased Premises at any time to cure any default without incurring any liability to Tenant, or anyone claiming through or under Tenant, and any costs and expenses incurred by Landlord in so carrying out Tenant’s obligations shall be paid immediately by Tenant as Additional Rent upon demand by Landlord.

          20.       INDEMNITY BY TENANT.

          To the maximum extent permitted by law. Tenant will indemnify, hold harmless, and (at Landlord’s option) defend Landlord, its agents, servants, and employees from and against all claims, actions, losses, costs, and expenses (including attorneys’ fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred, or suffered by Landlord in connection with or arising from (a) any default by Tenant under the terms of this Lease, (b) the use or occupancy of the Leased Premises and at the Common Areas by Tenant or any person claiming through or under Tenant, or (c) any acts or omissions of Tenant or any contractor, agent, employee, invitee, or licensee of Tenant in or about the Leased Premises or the Office Building.

          21.     LIMITATION OF LANDLORD LIABILITY.

          The term “Landlord” as used in this Lease shall mean only the owner or the Mortgagee or its trustees, as the case may be, then in possession of the Office Building so that in the event of any transfer by Landlord of its interest in the Office Building, the Landlord in possession immediately prior to such transfer shall be, and is, entirely released and discharged from all covenants, obligations, and liabilities of Landlord under this Lease. If Tenant obtains a money judgment against Landlord, any of its partners, or its successors or assignees under any provisions of, or with respect this Lease, or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant’s occupancy of the Office Building or Landlord’s ownership of the Office Building, Tenant shall be entitled to execute upon such judgment only upon Landlord’s interest in the Leased Premises (whichever is applicable) and not out of any other assets of Landlord, any of its partners, or its successors or assignees;

and Landlord shall be entitled to have any such judgment so qualified so as to constitute a lien only on such estate of Landlord, subject to any liens antedating such judgment; provided, however, that this sentence shall be inapplicable to the extent that the judgment against Landlord is covered by insurance.

          23.     ASSIGNMENT AND SUBLETTING.

          Tenant agrees for itself and its permitted successors and assigns in interest that it will not (i) assign or otherwise transfer, mortgage, or otherwise encumber this lease or any of its rights under this Lease; (ii) sublet the Leased Premises or any part of them or permit the occupancy or use of the Leased Premises or any part of them by any person other than Tenant; or (iii) permit the assignment or other transfer of this Lease or any of Tenant’s rights under it by operation of law (each of the events referred to in the preceding clauses (i), (ii) and (iii) being referred to as a “Transfer”), without the prior written consent of Landlord in each instance first obtained, which consent may be given or withheld in the Landlord’s sole discretion, and any consent given shall not constitute a consent to any later Transfer. Any attempted Transfer without Landlord’s consent shall be void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer, regardless of whether Landlord’s consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations or to alter, impair, or release the obligations of any person guaranteeing the obligations of Tenant.

          If Tenant is a corporation, the stock of which is not publicly traded, any transfer of Tenant’s issued and outstanding capital stock or any issuance of additional capital stock, as a result of which the majority of the issued and outstanding capital stock of Tenant is held by a corporation, firm, or person or persons who do not hold a majority of the outstanding capital stock as of the date of this Lease, shall be deemed a prohibited Transfer under this Section 23. Further, if Tenant is a partnership, any Transfer of any interest in the partnership or any other change in the composition of the partnership, which results in a change in management of Tenant from the person or persons managing the partnership as of the date of this Lease, shall be deemed a prohibited Transfer under this Section 23.

          If Landlord consents to a Transfer of this Lease and the amount of the rents (or other compensation) to be paid to the Tenant by any such transferee is greater per square foot than the rents required to be paid by the Tenant to the Landlord pursuant to this Lease or a premium is to be paid to Tenant for an assignment of this Lease. Tenant shall pay to Landlord any such excess or any such premium, as the case may be, upon receipt by Tenant from such transferees.

          Notwithstanding anything contained in this Section 23, in the event that, at any time and from time to time before to or during the Term of this Lease, Tenant desires to Transfer this Lease in whole or in part. Tenant shall submit to Landlord (i) in writing, the name and address of the proposed subtenant or assignee, a reasonably detailed statement of the proposed subtenant’s or assignee’s business and reasonably detailed financial references and information concerning the financial condition of the proposed subtenant or assignee; and (ii) a fully-executed copy of the final proposed sublease or assignment, the effective date of which shall be at least thirty (30) days after the date on which Tenant shall have furnished Landlord with all of the information required pursuant to (i) above and which shall be conditioned on Landlord’s consent to it and (iii) an agreement in form and substance satisfactory to Landlord by Tenant to indemnify Landlord against liability resulting from any claim made against Landlord by the proposed assignee or subtenant or by any broker claiming a commission in connection with the proposed Transfer. Tenant agrees to pay Landlord all costs incurred by Landlord in connection with any actual or proposed Transfer, including, without limitation, the costs of making investigations as to the acceptability of a proposed subtenant or assignee and legal costs incurred in connection with any requested consent.

          No transfer consented to by Landlord shall be valid unless Tenant shall deliver to Landlord, with ten (10) days after Landlord’s written consent has been received, a duplicate original sublease, duly executed by Tenant, as the case may be, in form and substance satisfactory to Landlord, and in case of an assignment, an instrument in form and substance satisfactory to Landlord, duly executed by the assignee and the Tenant, in which such assignee shall agree to assume, observe, perform, and to be personally bound by, all of Tenant’s obligations under this Lease and the Tenant shall agree to remain primarily liable for such obligations.

          Any levy or sale in execution of a judgment or any assignment of sale in bankruptcy, or insolvency, or the appointment of a receiver or Trustee by a state or federal court shall be deemed a Transfer within the meaning and terms of this Section 23 shall apply to the extent permitted by applicable law.

          24.     HOLDING OVER.

          Tenant agrees to vacate the Leased Premises at the end of the Term of this Lease, and Landlord shall be entitled to the benefit of all summary proceedings to recover possession of the Leased Premises at the end of the Term of this Lease, as if statutory notice had been given. If Tenant remains in possession of the Leased Premises after the expiration of the Term of this Lease, such action shall not renew this Lease by operation of law and nothing in this Lease shall be deemed as a consent by Landlord to Tenant’s remaining in the Leased Premises. If Tenant fails to vacate the Leased Premises as required, Landlord may consider Tenant either: (i) a “Tenant-at-Will” liable for the payment rent at the ten market rate as determined by Landlord or (ii) as a “Tenant-Holding Over” liable for an amount equal to the actual damages incurred by Landlord as a result of Tenant’s holding over, including, without limitation, all incidental prospective and consequential damages and attorney’s fees, but in no event shall such amount be less than 200% of Basic Rent then payable and all other Additional Rent reserved applicable to the period of the holdover. In either event, all other covenants of this Lease shall remain in effect.

          25.     SUBORDINATION AND ATTORNMENT.

          This Lease is subject and subordinate to the liens of all Mortgages, deeds of trust and other security instruments placed upon the Office Building or the land on which the Office Building sits or any portion of them and all ground and other underlying leases from which Landlord’s interest, is derived (said Mortgages, deeds of trust, other security instruments, and ground leases being referred to as “Mortgage” or “Mortgages” and the mortgagees, beneficiaries secured parties, and ground lessors, from time to time being call the “Mortgagee” or “Mortgagees”), and to all renewals, extensions, modifications, or refinancing. Tenant agrees that, if any proceedings are brought for the foreclosure of any of the Mortgages. Tenant if requested to do so by the purchaser at the foreclosure sale, shall attorn to the purchaser recognize the purchaser as the Landlord under this Lease, and make all payments required under this Lease to such new Landlord without any deduction or set-off of any kind whatsoever. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give, or purport to give, Tenant any right to terminate this Lease or to alter the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed. If requested by Landlord or any Mortgagee, Tenant shall promptly execute any certificate or document in such form and substance as may be determined by Landlord or such Mortgagee confirming the subordination and attornment provisions contained in this Section 25 and such other matters required by such Mortgagee. Notwithstanding anything contained in this Section 25 to the contrary, any mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without obtaining the Tenant’s consent, by giving the Tenant written notice, in which event this Lease shall be deemed to be senior to such Mortgage without regard to the respective dates of execution or recordation of such Mortgage and this Lease and such Mortgagee shall have the same rights as to this Lease as it would have had were this Lease executed and delivered before the execution of such Mortgage.

          26.     ESTOPPEL CERTIFICATES.

          Tenant shall, without charge, at any time and from time to time, within ten (10) days after receipt of request by Landlord, execute, acknowledge, and deliver to Landlord a written estoppel certificate, in form and substance as may be determined by Landlord, certifying to Landlord, its Mortgagees, any purchaser of Landlord’s interest in the Building, or any other person designated by Landlord, as of the date of such estoppel certificate, the following: (i) whether Tenant is in possession of the Leased Premises; (ii) whether this Lease is in full effect; (iii) whether there have been any amendments to this Lease, and if so, specifying such amendments; (iv) whether there are then existing any set-off or defenses against the enforcement of any rights under this Lease, and if so, specifying such matters in detail; (v) the dates, if any, to which any rent or other charges have been paid in advance and the amount of any Security Deposit held by Landlord; (vi) that Tenant has no knowledge of any then existing defaults of Landlord under this Lease, or if there are such defaults, specifying them in detail; (vii) that Tenant has now knowledge of any event having occurred that authorizes that authorizes the termination of the

Lease by Tenant, or if such event has occurred, specifying it in detail; (viii) the address to which notices to Tenant under this Lease should be sent; and (ix) such other items and matters as may be required by Landlord or Landlord’s Mortgagees. Any such certificate may be relied upon by the person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business. The failure of Tenant to execute, acknowledge, and deliver such a certificate in accordance with this Section 26 within ten (10) days after a request by Landlord shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such certificates, that such certificate as submitted by Landlord to Tenant is correct.

          27.     FORCE MAJEURE.

          Landlord shall not be deemed in default with respect to any of the terms covenants, and conditions of this Lease on Landlord’s part to be performed, if Landlord fails to timely perform them and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, weather, flood, failure of power, restrictive governmental laws and regulations, failure of governmental bodies to issue necessary certificates and permits, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of Nature, acts caused directly or indirectly by Tenant (of Tenant’s agents, employees or transferee), or any other cause beyond the commercially reasonable control of Landlord.

          28.     LANDLORD’S ACCESS TO PREMISES.

          Landlord and its agent may at any reasonable time and without incurring any liability to Tenant, other than liability for personal injuries and damages resulting directly from the negligence of Landlord or its agents, enter the Leased Premises to inspect them or to make alterations or repairs or for any purpose which Landlord considers necessary for the repair, operation, or maintenance of the Office Building; provided, however, that in the case of an emergency. Landlord may enter the Leased Premises at any time. Tenant shall allow the Leased Premises to be exhibited by Landlord (i) at any time to any representative of a lending institution or to any prospective purchaser of the Office Building or Landlord’s interest in it or (ii) within six (6) months of the end of Term of this Lease to any persons who may be interested in leasing the Leased Premises.

          29.     RELOCATION.

          Landlord shall have the right, upon not less than thirty (30) days written notice to Tenant to change the location of the Leased Premises to another location within the Office Building, providing that the new location is reasonably similar in size, utility, and appearance. If Tenant is occupying the Leased Premises when Landlord exercises its rights under this Section 29. Landlord, at its expense, shall remove, relocate, and reinstall Tenant’s equipment, furniture, and fixtures in the new premises and redecorate the new premises so that they will substantially resemble the Leased Premises. On completion of the change in location of the Leased Premises, the parties shall execute an amendment to this Lease which sets forth the new description of the Leased Premieres and amendments to any other terms of this Lease, if any, required by the relocation of the Leased Premises.

          31.     RECORDATION.

          Neither Landlord nor Tenant shall record this Lease, any amendment to this Lease, or any other memorandum of this Lease without the prior written consent of the other party, and, in the event such consent is given, the party requesting such consent and recording shall pay all transfer taxes, recording fees, and other charges in connection with such recording. Notwithstanding the above, Tenant covenants that if at any time any Mortgagee shall require the recordation of this Lease, or if the recordation of this Lease shall be required by any valid governmental order, or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes, documentary stamp taxes, or both, on this Lease, Tenant, upon the request of Landlord, will execute such instruments, including a Memorandum of this Lease, as may be necessary to record this Lease, and pay all recording fees, transfer taxes, and documentary stamp taxes, payable on, or in connection with this Lease or such recordation.

          32.     MISCELLANEOUS.

          32.1.   Separability. In the event any provision of this Lease is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof.

          32.2.   Applicable Law. This Lease shall be given effect and construed by application of the Commonwealth of Virginia, and any action or proceeding arising hereunder shall be brought in the courts of the Commonwealth of Virginia.

          32.3.   Authority. Tenant represents and warrants that Tenant is duly organized and validly existing; and that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer or agent of Tenant, and is binding upon and enforceable against Tenant in accordance with its terms.

          32.4.   Integration of Agreements. This writing is intended by the Landlord and Tenant as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations, and representations between the parties are incorporated in this Lease. No course of prior dealings between the Landlord and Tenant or their agents shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the parties or their agents shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no representations, understandings, or agreements have been made or relied upon in the making of this Lease. This Lease can only be modified by a writing signed by each of the parties to it.

          32.5.     Third Party Beneficiary. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary.

          32.6.     Captions; Gender. The captions used in this Lease are for convenience only and do not in any way limit or amplify its terms and provisions. As used in this Lease and where the content so requires, the singular shall be deemed to include the plural and the masculine shall be deemed to include the feminine and neuter, and vice-versa.

          32.7.     Successors and Assignees. The terms, provisions, and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties and their respective heirs, personal representatives, successors and permitted assignees.

          32.8.     Waiver of Jury Trial. LANDLORD AND TENANT EXPRESSLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY ON EVERY MATTER, DIRECTLY OR INDIRECTLY ARISING OUT OF OR WITH RESPECT TO THIS LEASE, INCLUDING, WITHOUT LIMITATION. THE RELATIONSHIP OF Landlord AND TENANT. THE USE AND OCCUPANCY BY TENANT OF THE LEASED PREMISES. AND STATUTORY REMEDY, OR CLAIM OF INJURY OR DAMAGE.

          32.9.     Counterparts. This Lease may be executed in a number of counterpart, all of which shall for all purposed be deemed an original and bind the Landlord and Tenant.

          32.10.   Notices. All notices, demands, and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if delivered by hand with evidence of receipt or if sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord or to Tenant, at the addresses listed in Section 1.6 of this Lease. Either party may designate a change of address by written notice to the other party, in the manner set forth above. Notices, demands, and requests which shall be served by registered or certified mail in the above manner shall be deemed to have been given at the time of mailing.

          32.11.   Effective Date of this Lease. Unless otherwise expressly provided, all terms, conditions, and covenants by Tenant contained in this lease shall be effective as of the date of this Lease in accordance with the terms of this Lease.

          32.12.   Mortgagee’s Performance. Tenant shall accept performance of any of Landlord’s obligations under this Lease by any Mortgagee.

          32.13. Mortgagee’s Liability. No Mortgagee not in possession of the Office Building shall have any liability whatsoever under this Lease.

          32.14. Waiver of Redemption. The parties stipulate that the leased Premises hereby leased are leased exclusively for commercial purposes within the meaning of Virginia law, and that the provisions of any existing or future statue pertaining to redemption of reversionary interests under leases shall be, to the extent enforceable, inapplicable to this Lease.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal the day and year first above written.

LANDLORD:
PINECREST L.C.

by Dr. Steven Sadeghian
Title: Member of Pinecrest, L.C.

TENANT:
Ascendia Healthcare Management, Inc.

Title: CEO

STATE OF ____________________

COUNTY OF ________________________, to-wit:

Personally appeared before me, the undersign authority, a Notary Public in and for the State and County aforesaid, the within named bargainer Dr. Steven Sadeghian with who I am personally acquainted and who acknowledged that he is the Member of Pinecrest, L.C., and that he executed the within instrument on behalf of Pinecrest, L.C. for the purposes therein contained.

          Witness my had and official seal this _____ day of ________, 1999

(SEAL)
NOTARY PUBLIC

My Commission expires: ___________________.

COMMONWEALTH OF VIRGINIA.

COUNTY OF Baltimore, to-wit:

          Personally appeared before me, the undersign authority, a Notary Public in and for the State and County aforesaid, the within named bargainor Perry Snyder with who I am personally acquainted and who acknowledged that he is the CEO of ascendia, and that he executed the within instrument on behalf of ascendia for the purposes therein contained.

          Witness my had and official seal this 7th day of Sept., 1999

(SEAL)
NOTARY PUBLIC

My Commission expires: January 10, 2002.

STATE OF Virginia

COUNTY OF Fairfax, to-wit:

Personally appeared before me, the undersign authority, a Notary Public in and for the State and County aforesaid, the within named bargainor Dr. Steven Sadeghian with who I am personally acquainted and who acknowledged that he is the Member of Pinecrest, L.C., and that he executed the within instrument on behalf of Pinecrest, L.C. for the purposes therein contained.

          Witness my had and official seal this 27th day of September, 1999

(SEAL)
NOTARY PUBLIC

My Commission expires: 12-31-99.

COMMONWEALTH OF VIRGINIA.

COUNTY OF Baltimore, to-wit:

          Personally appeared before me, the undersign authority, a Notary Public in and for the State and County aforesaid, the within named bargainor Perry Snyder with who I am personally acquainted and who acknowledged that he is the CEO of ascendia, and that he executed the within instrument on behalf of ascendia for the purposes therein contained.

          Witness my had and official seal this 7th day of Sept., 1999

(SEAL)
NOTARY PUBLIC

My Commission expires: January 10, 2002.

RULES AND REGULATIONS

1.       No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, name or notice without notice to and at the expense of Tenant.

          All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

          Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall without prior written consent of Landlord cause or otherwise sunscreen any window.

2.       The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

3.       Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

4.       The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or transferee shall have caused it.

5.       Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6.       No furniture, freight or equipment of any shall be brought into the Building without the prior notice to Landlord and all moving of the same into or out the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to property distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

7.       Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building, by reason of noise, odors and/or vibrations or interfere in nay way with other tenants or those having business therein. nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

8.       No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper objectionable or immoral purposes.

9.       Tenant shall not use or keep in the Premises or the Building kerosene, gasoline or inflammable or combustible fluid or material, or use any method of hearing or air conditioning other than supplied by Landlord.

10.       Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephones, cal boxes, and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

11.       On Saturdays, Sundays and legal holidays, and on other days between 6:00 P.M. and 8:00 A.M. the following day access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Building and the Building.

12.       Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13.       No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

14.       Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

15.       Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent the same.

16.       Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

17.       Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

18.       All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

19.       The Building is a non-smoking and Tenant, its invitees, clients and personnel shall refrain from smoking in or around the Premises or the Building, including the loading dock, for up to a minimum distance of twenty-five (25) feet. Landlord will designate the smoking area, if any, where Tenant will be permitted to smoke.

12310 Pinecrest Road
Suite 204
Reston, VA 20191

204
Vacant
Terry Johnson
Computer Rm.
Tony Brevard
Greg Gribschaw
MECH ROOM
Becca Young
Roxana Funes
Debbie Bird
Judd Skelton
Beverley Brevard
Lisa Erkenbrach
Diane Smith
Lori
Linda Burke
Marsha Smith
Barb Hemm